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                                                                     EXHIBIT 5.1

                  Buchanan Ingersoll Professional Corporation


July 27, 2000



Board of Directors
Radio One, Inc.
5900 Princess Garden Parkway, 8th Floor
Lanham, Maryland  20706

          RE:    RADIO ONE, INC. REGISTRATION STATEMENT ON FORM S-8.

Ladies and Gentlemen:

          We have acted as counsel to Radio One, Inc., a Delaware corporation ("Radio One"), in connection with its registration statement on Form S-8 (the "Registration Statement"), filed under the Securities Act of 1933, as amended, relating to the registration of 2,816,198 of its shares of Class D common stock, par value $.001 (the "Shares"), issuable pursuant to the 1999 Stock Option and Restricted Stock Grant Plan, as amended (the "Plan").

          In that connection, we have examined such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of Radio One. In the examination of such documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to those original documents of all documents submitted to us as certified or photostatic copies.

          Based on the foregoing, we are of the opinion that when the Registration Statement shall have been declared effective by the Securities and Exchange Commission and when the Shares have been duly issued and delivered pursuant to the terms of the Plan, such Shares will be validly issued, fully paid and non-assessable.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                              BUCHANAN INGERSOLL
                              PROFESSIONAL CORPORATION

                              By: /s/ James S. Barnes
                                  --------------------------------------------
                              One Oxford Centre
                              301 Grant Street, 20th Floor
                              Pittsburgh, PA  15219-1410
                              (412) 562-8800